Exhibit (23)(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement 333-95703 of Allstate Life Insurance Company of New York on Form S-3 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company of New York for the year ended December 31, 1999 and of our reports dated February 25, 2000 and March 27, 2000 appearing in the Statement of Additional Information on Form N-4 dated April 19, 2000 of Allstate Life Insurance Company of New York and Allstate Life of New York Separate Account A, respectively. We also consent to the reference to us under the heading "Experts" in the Prospectuses, which is part of such Registration Statement.





Chicago, Illinois
April 19, 2000

Exhibit (23)(b)



FREEDMAN, LEVY, KROLL & SIMONDS



                                   CONSENT OF
                         FREEDMAN, LEVY, KROLL & SIMONDS


     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 2 to the Form S-3 Registration Statement of Allstate Life Insurance Company of New York (File No. 333-95703).


                                   /s/  Freedman, Levy, Kroll & Simonds
                                   FREEDMAN, LEVY, KROLL & SIMONDS


Washington, D.C.
April 21, 2000